                                                                     EXHIBIT 4.2




                                 FORM OF NOTE
                                 ------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRE SENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK COR PORATION ("DTC") TO THE ISSUER OR ITS
                                                     ---
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND
                                                                ------------
313 OF THE INDENTURE.
---

                     TELECOMMUNICATIONS TECHNIQUES CO., LLC

                   9 3/4% Senior Subordinated Notes Due 2008

No.                                                       CUSIP No. 87928F AB 8
                                                                     $_________
          Telecommunications Techniques Co., LLC, and any successor in interest
thereto (the "Company"),  promises to pay to                        , or
registered assigns, the principal sum of $(_______________ United States Dollars) on May 15, 2008 (or such lesser or greater amounts as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse here).

          Interest Payment Dates:  May 15  and November 15.

          Record Dates:  May 1 and November 1.

          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                   TELECOMMUNICATIONS TECHNIQUES CO., LLC

                     By: Dynatech Corporation, its sole member


                           By:
                               --------------------------------
                             Name:
                             Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-named Indenture.

                    STATE STREET BANK AND TRUST COMPANY,
                     as Trustee

                           By:
                               --------------------------------
                              Name:
                              Title:

Dated:
       ------------------------

                          FORM OF REVERSE SIDE OF NOTE


                    9 3/4% Senior Subordinated Note Due 2008


1.   Interest
     --------

          The Company promises to pay interest semi-annually on May 15 and November 15 in each year, commencing November 15, 1998 at the rate of 9 3/4% per annum, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods, until the Principal Amount is paid or made available for payment. Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

2.   Method of Payment
     -----------------

          Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York; provided, however,
                                                           --------  -------
that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

3.   Paying Agent and Registrar
     --------------------------

          Initially, State Street Bank and Trust Company, a Massachusetts trust company, the Trustee, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any domestically incorporated subsidiary of the Company may act as Paying Agent, Registrar or co-registrar.


4.   Indenture
     ---------

          This Note is one of the duly authorized issue of 9 3/4% Senior Subordinated Notes Due 2008 of the Company (herein called the "Notes"), issued under an Indenture, dated as of May 21, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture," which term shall have the meanings assigned to it in such instrument), among Dynatech Corporation, TTC Merger Co. LLC (predecessor in interest to Telecommunications Techniques Co.,
LLC) and State Street Bank and Trust Company as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note is entitled to the benefits of a certain senior subordinated Parent Guarantee of Holding and may hereafter be entitled to certain other senior subordinated Note Guarantees made for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture and to the Parent Guarantee and any Note Guarantees for terms relating to such Parent Guarantee or Note Guarantees, including the release, termination and discharge thereof. Neither the Company nor Holding nor any Note Guarantor shall be required to make any notation on this Note to reflect any Parent Guarantee or Note Guarantee or any such release, termination or discharge.

5.   Optional Redemption
     -------------------

          (a) The Notes will be redeemable, at the Company' option, in whole or in part, and from time to time on and after May 15, 2003 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture. Any such redemption and notice may, in the Company' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                             REDEMPTION
     PERIOD                                     PRICE
     ------                                  -----------
     2003..............................         104.875%
     2004..............................         103.250
     2005..............................         101.625
     2006 and thereafter...............         100.000%

          (b) In addition, at any time and from time to time prior to May 15, 2001, the Company at its option may redeem the Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate cash
                       -----------------
proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 109.75% plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Company may make such redemption upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company' discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

          (c) At any time on or prior to May 15, 2003, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole but not in part, at the Company's option, upon the occurrence of a Change of Control, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture (but in no event more than 180 days after the occurrence of such Change of Control). The Company may provide in such notice that payment of such price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control.


6.   No Sinking Fund
     ---------------

          The Notes will not be entitled to the benefit of a sinking fund.


7.   Subordination
     -------------

          The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. In addition, the Parent Guarantee and any Note Guarantees are or shall be, as the case may be, subordinated to Parent Senior Indebtedness (as defined in the Indenture) and Guarantor Senior Indebtedness (as defined in the Indenture), as applicable. To the extent provided in the Indenture, Parent Senior Indebtedness and Guarantor Senior Indebtedness must be paid before the Parent Guarantee or any Note Guarantee may be paid. The Company, the Parent Guarantor and any Note Guarantor agree, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purposes.

8.   Put Provisions
     --------------

          The Indenture provides that, upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company repurchase all or any part of such Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to purchase Notes in the event it has exercised its right to redeem all of the Notes.


9.   Denominations; Transfer; Exchange
     ---------------------------------

          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture and subject to certain limitations set forth therein. No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 of the Indenture and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.


10.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Note may be treated as the owner of it for all purposes.


11.  Unclaimed Money
     ---------------

          The Trustee shall pay to the Company upon a Company Request any money held by it for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

12.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.


13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions, (i) the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). In certain instances provided in the Indenture, the Indenture may be amended without the consent of any Holder.


14.  Defaults and Remedies
     ---------------------

          If an Event of Default with respect to the Notes occurs and is continuing, the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.


15.  No Recourse Against Others
     --------------------------

          No director, officer, employee, incorporator, member or stockholder, as such, of the Company, Holding, any Note Guarantor or any subsidiary thereof shall have any liability for any obligation of the Company, Holding or any Note Guarantor on the Notes under this Indenture, the Notes, the Parent Guarantee or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

16.  Governing Law.
     -------------

          THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.


17.  Authentication
     --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.


18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


19.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

                            FORM OF TRANSFER NOTICE

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ----------------------

                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



Signature Guarantee:
                     ---------------------------------

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by
  -----
the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company
pursuant to Section 410 or 414 of the Indenture, check the box:  [   ].

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 410 or 414 of the Indenture, state the amount (in principal amount):
$


Date:                    Signed:
      ------------------         ---------------------------
                                 (Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:
                     ---------------------------------


          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by
  -----
the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:

Date of     Amount of         Amount of          Principal amount      Signature
Exchange    decreases in      increases in       of this Global Note   of authorized
            Principal         Principal          following such        officer or Trustees
            Amount of this    Amount of this     decreases or          of Securities
            Global Note       Global Note        increases             Custodian
